Exhibit 16

John Hancock Variable Insurance Trust

POWER OF ATTORNEY

I do hereby constitute and appoint John J. Danello, Kinga Kapuscinski, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Harsha Pulluru, Sarah Coutu and Ariel Ayanna, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Variable Insurance Trust (the “Trust”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Acquired Fund	Acquiring Fund

Managed Volatility Aggressive Portfolio	into Managed Volatility Growth Portfolio

Lifestyle Aggressive Portfolio	into Lifestyle Growth Portfolio

Name	Signature	Title	Date

Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee *	**

James R. Boyle	/s/ James. R. Boyle	Trustee*	**

Andrew G. Arnott	/s/ Andrew G. Arnott	Trustee*	**

Peter S. Burgess	/s/ Peter S. Burgess	Trustee*	**

William H. Cunningham	/s/ William H. Cunningham	Trustee*	**

Grace K. Fey	/s/ Grace K. Fey	Trustee*	**

Marianne Harrison	/s/ Marianne Harrison	Trustee*	**

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee*	**

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee*	**

James M. Oates	/s/ James M. Oates	Trustee*	**

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee*	**

Frances G. Rathke	/s/ Frances G. Rathke	Trustee*	**

Gregory A. Russo	/s/ Gregory A. Russo	Trustee*	**

*Trustee of John Hancock Variable Insurance Trust

**December 10, 2020

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